Exhibit 99.1

AITX Highlights Key Insights from 2025 Investor Presentation

Detroit, Michigan, January 16, 2025 — Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions, shared significant updates during its annual investor presentation held on January 15, 2025. The event showcased the Company’s progress, innovations, and strategic roadmap, emphasizing its theme for 2025, “Security of Everything.”

The 70-minute, comprehensive presentation not only delivered a deep dive into AITX’s impressive financial growth and ambitious revenue goals but also unveiled key strategies poised to disrupt the security landscape in 2025. With exclusive insights from CEO/CTO Steve Reinharz and other top executives, viewers are provided a clear vision of how AITX plans to capture new markets, enhance operational efficiencies, and strengthen its recurring revenue streams. This must-watch session offers a front-row seat to the Company’s roadmap for long-term success, making it an invaluable resource for investors looking to align with AITX’s upward momentum. To gain a complete understanding of AITX’s strategic direction and growth potential, watch the full 2025 Investor Presentation here.

Below are key highlights from the presentation, categorized by each presenter:

Steve Reinharz, Founder, CEO and CTO

●	Current Financial Growth:

AITX achieved exponential growth in fiscal Q3 with approximately 3x bigger year-over-year revenue and a 30% quarter-over-quarter growth rate. The Company expects to come in on the higher side of its full year forecasts and finish the fiscal year (ending February 28, 2025) at over $6 million in revenue which represents growth of over 250% over the prior year.

●	Next Fiscal Year:

Fiscal year 2026 (March 1, 2025 – February 28, 2026) revenue is projected between $12 million and $18 million. The Company will be expanding its sales force in order to work to achieve, as rapidly as possible, the major milestone of $1 million in recurring monthly revenue (RMR).

●	Generative AI Leadership:

The Company’s Gen 4 platform transition, moving from a platform of Microsoft/Intel to NVIDIA/Ubuntu within RADPack™ Millie Gen 4, has reduced device build times significantly freeing up production time, decreased weight by 33%, and improved audio intelligibility, paving the way for advanced Natural Language Processing (NLP) capabilities in security and safety solutions.

●	Innovation and Vision:

With vertically integrated operations, AITX is leading the “Security of Everything” revolution by introducing products like RADCam™ and the forthcoming RADCam Doorbell, expanding into residential security.

Mark Folmer, CPP, PSP, FSyI, President of Subsidiary Robotic Assistance Devices, Inc. (RAD-I)

●	Operational Excellence:

RAD-I’s Detroit factory is operating efficiently with current excess capacity to support deployment growth without increased headcount, ensuring consistent and scalable solutions. This is due to our incredible team, and benefits from the Gen 4 solutions such as fewer components and decreased build times.

●	Client Wins and Retention:

RAD-I achieved nearly 6 million hours of autonomous device operation in 2024, equivalent to 3,400 full-time employees, demonstrating RAD-I’s impact on client operations, cost reductions, and enhancements to security.

●	Product Milestones:

The upcoming rollout of ROAMEO™ Generation 4 and RADDOG™ LE2 underscores RAD-I’s focus on rugged, high-performance, autonomous solutions for diverse environments.

●	Security of Everything:

SARA™ and other planned software is expected to contribute to strong growth and client satisfaction.

Troy McCanna, Senior VP of Revenue Operations at RAD-I

●	Sales Expansion:

RAD-I expanded its dealer network to over 70 partners, driving momentum in key vertical markets including construction, healthcare, and logistics. Notable growth includes new contracts with a top 30 healthcare provider and partnerships with metropolitan revitalization initiatives.

●	Sales Team Growth:

The sales team will be the fastest growing team within RAD-I. The urgency to build and grow is the top of the Company’s priorities now that its technology is mature, the client base is more vocal and demanding than ever, and RAD-I has demonstrated its capabilities regarding broad, large-scale deployments.

Sheldon Reinhart, AITX Chief Financial Strategy Officer

●	Strategic Financial Goals:

Plans for FY 2026 include achieving full operational profitability, reducing debt, and preparing for an eventual uplisting application to NASDAQ.

●	Scalable Revenue Model:

The Company’s SaaS-centric approach ensures recurring revenue through long-term customer relationships, bolstered by improved sales processes and team expansion.

●	Three Financial Models:

Sheldon highlighted the foundation of AITX’s financial strategy and shared three forecasting models of which the conservative version (continuation of current sales rate) yields impressive growth.

●	Debt Management and Uplisting Preparation:

Strategic debt reduction efforts, coupled with achieving operational cash flow positivity, position the Company to meet the rigorous requirements for a future uplisting to NASDAQ.

Looking Ahead

Steve Reinharz concluded the presentation by reaffirming AITX’s commitment to winning as much of this emerging security/safety market as possible and achievement of AITX positive operational cash flow. The Company’s groundbreaking advancements and strategic direction position it as a transformative force in AI-driven security and facility management.

RMR is money earned from customers who pay for a subscription to a service or product. RAD’s solutions are generally offered as a recurring monthly subscription, typically with a minimum 12-month subscription contract.

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD-I), is redefining the nearly $50 billion (US) security and guarding services industry 1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD-I solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD-I delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD-I technologies, AI-based analytics and software platforms are developed in-house.

RAD-I has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD-I expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD-I, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company strongly recommends that readers of this publication fully review the Company’s Form 10-Q for the quarterly period ending November 30, 2024, including its financial statements and footnotes, for a complete understanding of the Company’s financial position, results of operations, and associated risks. which is available at:

https://www.sec.gov/Archives/edgar/data/1498148/000149315225002128/form10-q.htm

The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

CERTAIN ILLUSTRATIVE FINANCIAL PROJECTIONS

Forward-Looking Statements

The financial projections of Artificial Intelligence Technology Solutions, Inc. (the “Company”) (the “Projections”) set forth below constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements or industry standards may differ materially from those expressed or implied in such forward-looking statements. The forward-looking statements contained in the Projections are subject to trends and uncertainties. The forward-looking statements in the Projections are not guarantees of future results and are subject to risks that could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. As such, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking included below are qualified in their entirety by this cautionary statement and the statements under “Important Information” below.

Important Information Regarding Financial Projections

The Projections and the underlying assumptions were prepared internally by the Company’s management and were not prepared with a view towards compliance with published SEC or the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures or review with respect to the Projections, nor have they expressed any opinion or given any form of assurance with respect to such information or its achievability. Furthermore, the Projections are necessarily based on numerous variables, assumptions and estimates that are inherently uncertain, many of which are beyond the Company’s control, including a wide variety of industry performance, general business, economic, regulatory, competitive, market and financial conditions, as well as matters specific to the Company’s business.

The Projections should not be regarded as an indication that any of the Company or its affiliates or management considered to be predictive of actual future events. Actual results will likely vary from the Projections, and such variations may be material. Neither the Company nor its affiliates or management can give you any assurance that actual results will not differ materially from the Projections. The Projections should be read together with the Company’s historical financial statements, which may be accessed at www.sec.gov.

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Steve Reinharz

949-636-7060
@SteveReinharz